EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES MAY CASH DISTRIBUTION

Dallas, Texas, May 19, 2014 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.250407 per unit, payable on June 13, 2014, to unitholders of record on May 30, 2014. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	18,000	131,000	$94.51	$9.56
Prior Month	16,000	119,000	$93.75	$8.46

Trustee Resignation

As previously disclosed, U.S. Trust, Bank of America Private Wealth Management has announced its intention to resign as trustee of the Trust, subject to certain conditions set forth in the Trustee’s notice dated January 9, 2014, including unitholder approval of a successor trustee.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 877-228-5084